UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2015

KITE REALTY GROUP TRUST

KITE REALTY GROUP, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32268	11-3715772
Delaware	333-202666-01	20-1453863
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

30 S. Meridian Street

Suite 1100

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On August 28, 2015, Kite Realty Group, L.P. (the “Operating Partnership”) entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the various purchasers named therein (the “Purchasers”) in connection with a private placement of senior unsecured notes. Under the Note Purchase Agreement, the Operating Partnership will sell to the Purchasers $250,000,000 of senior unsecured notes of which (i) $95,000,000 aggregate principal amount are designated as its 4.23% Series A Senior Notes due September 10, 2023 (the “Series A Notes”), (ii) $80,000,000 aggregate principal amount are designated as its 4.47% Series B Notes due September 10, 2025 (the “Series B Notes”) and (iii) $75,000,000 aggregate principal amount are designated as its 4.57% Series C Senior Notes due September 10, 2027 (the “Series C Notes” and, together with the Series B Notes and the Series C Notes, the “Notes”). The sale and purchase of the Notes is expected to occur at a closing on September 10, 2015, subject to customary closing conditions.

Upon issuance, each series of Notes will pay interest semiannually on the tenth day of March and September in each year until maturity. The Operating Partnership may prepay at any time all, or from time to time any part of, any series of the Notes, in an amount not less than 5% of the aggregate principal amount of such series of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid plus a Make-Whole Amount (as defined in the Note Purchase Agreement). The Make-Whole Amount is equal to the excess, if any, of the discounted value of the remaining scheduled payments with respect to the Notes being prepaid over the amount of such Notes.

The Note Purchase Agreement contains a number of customary financial covenants, including a maximum leverage ratio, secured and unsecured leverage ratios and a fixed charge coverage ratio. The Note Purchase Agreement also contains restrictive covenants that, among other things, restrict the ability of the Operating Partnership, Kite Realty Group Trust and their subsidiaries to enter into transactions with affiliates, merge, consolidate, transfer or lease their assets, make certain investments and create liens. These financial and restrictive covenants are substantially similar to the covenants contained in the Operating Partnership’s unsecured credit facility.

The Note Purchase Agreement contains customary events of default, including payment defaults, cross defaults with certain other indebtedness, breaches of covenants and bankruptcy events. In the case of an event of default, the Purchasers may, among other remedies, accelerate the payment of all obligations.

Net proceeds from the sale of the Notes will be used for the full repayment of amounts outstanding under the Company’s unsecured credit facility and for other general corporate purposes, which may include the repayment of, other outstanding indebtedness, capital expenditures, the expansion, redevelopment and/or improvement of properties in the Operating Partnership’s portfolio, working capital and other general purposes. The Notes have not been and will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Operating Partnership offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

The above summary of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Purchase Agreement. A copy of the Note Purchase Agreement, including the forms of the Notes, is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of August 28, 2015, by and among Kite Realty Group, L.P., and the other parties named therein as Purchasers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: September 3, 2015	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

KITE REALTY GROUP, L.P.

	By:	Kite Realty Group Trust, its sole general partner

	By:	/s/ Daniel R. Sink

Daniel R. Sink
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Note Purchase Agreement, dated as of August 28, 2015, by and among Kite Realty Group, L.P., and the other parties named therein as Purchasers